Exhibit 99.2

February 26, 2020

GCI Liberty, Inc. to Present at Morgan Stanley Technology, Media and Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) - GCI Liberty, Inc. (“GCI Liberty”) (Nasdaq: GLIBA, GLIBP) announced Greg Maffei, President and CEO of GCI Liberty, will be presenting at the Morgan Stanley Technology, Media and Telecom Conference, on Wednesday, March 4th at 12:45 p.m., P.S.T. at the Palace Hotel in San Francisco, CA. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the GCI Liberty website at http://gciliberty.com/events to register for the webcast. An archive of the webcast will also be available on this website for 180 days after appropriate filings have been made with the SEC.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBP) operates and owns interests in a broad range of communications businesses. GCI Liberty’s principal assets consist of its subsidiary GCI Holdings, LLC (“GCI”) and interests in Charter Communications and Liberty Broadband Corporation. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. GCI Liberty’s other businesses and assets consist of its subsidiary Evite and its interest in Lending Tree.

GCI Liberty, Inc.
Courtnee Chun, 720-875-5420

Source: GCI Liberty, Inc.